Exhibit 10.8
SIXTH AMENDMENT
TO THE
FIFTH THIRD. BANCORP 401(k) SAVINGS PLAN
(January 1, 2020 Restatement)
WHEREAS, Fifth Third Bancorp ("Fifth Third") maintains the Fifth Third Bancorp 401(k) Savings Plan as amended and restated effective January 1, 2020, and as subsequently amended (the "Plan") for the benefit of its employees eligible to participate therein;
WHEREAS, Fifth Third desires to amend the Plan to account for various operational changes;
WHEREAS, pursuant to Section 12.1(a) of the Plan, Fifth Third reserves the right to amend the Plan at any time; and.
WHEREAS pursuant to Section 12.1(b) of the Plan, Fifth Third delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plan Committee and its Chairperson to amend the Plan.
NOW, THEREFORE, the Plan is hereby amended effective as of the dates set forth below as follows:
1.Effective as May 13, 2023, Appendix I is amended by the addition of the following;

Predecessor Employer	Service Crediting under Appendix	Other Substantive Provisions under Appendix
Big Data LLC	XXXV

2.Effective as of May 13, 2023, the Plan is amended by the addition of Appendix XXXV, attached hereto as Exhibit A.
3.Effective as of May 9, 2023, Appendix I is amended by the addition of the following:

Predecessor Employer	Service Crediting under Appendix	Other Substantive Provisions under Appendix
Rize Money, Inc.	XXXVI

4.Effective as of May 9, 2023, the Platt is amended by the addition of Appendix XXXVI, attached hereto as Exhibit B.
5.Effective as of October 1, 2023, Section 8.1(b)(2) of the Plan is removed in its entirety and replaced as follows:
"(1)Immediate and Heavy Financial Need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of an Employee if and only if the withdrawal is on account of:
(A)expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) provided that, if the recipient of the medical care is not listed in section 213(a), the recipient is a Beneficiary;
(B)purchase (excluding mortgage payments) of a principal residence of the Employee;
(C)payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee's spouse, children, or dependents (as defined in section 152 of the Code, without regard to Code section 152(b)(1), (b)(2) and (d)(l)(B)), or for a Beneficiary;
(D)the need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage on the Employee's principal residence;
(E)payments for burial or funeral expenses for the Employee's deceased parent, spouse, children or dependents (as defined in section 152 of the Code without regarding to section 152(d)(1)(B) of the Code), or for a deceased Beneficiary;
(F)expenses for the repair of damage to the Employee's principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to section 165(h)(5) of the Code and whether the loss exceeds 10% of adjusted gross income); or
(G)expenses and losses (including loss of income) incurred by the Employee on account of a disaster declared by the Federal Emergency Management Association (FEMA), under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Employee's principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster."
6.Effective as of January 1, 2024, Section 6.1(b)(5)(A) of the Plan is removed in its entirety and replaced as follows:
"(2)Effect of Automatic Distributions.
(A)If a Participant, who is not fully vested in his Account, terminates service and receives a distribution of the present value of his entire nonforfeitable interest, then his forfeitable interest therein shall be forfeited immediately; provided however, if the present value of the portion of the distribution attributable to Employer contributions exceeds the amount set forth in Section 411(a)(11)(A) of the

Code, then there shall be no forfeiture hereunder unless the Participant has voluntarily requested to receive such distribution."
7.Effective as of January 1, 2024, Section 8.6(b)(1) of the Plan is removed in its entirety and replaced as follows:
"(1)General. If the value of a Participant's nonforfeitable benefit under the Plan exceeds the amount set forth in Section 411(a)(11)(A) of the Code (including the value of a Participant's Rollover Account and other subaccounts specified in an Appendix attributable to rollover contributions), then no part of such benefit may be distributed to him prior to Normal Retirement Age unless he consents in writing to the distribution."
8.Effective as of January 1, 2024, Section 8.6(d)(1) is removed in its entirety and replaced as follows:
"(a)Automatic Distributions.
(1)Automatic Distribution Limit. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a single sum, provided that the value of the Participant's nonforfeitable benefit under the Plan (including the value of a Participant's Rollover Account and other subaccounts specified in an Appendix attributable to rollover contributions), determined as of the date of distribution, does not exceed the amount set forth in Section 401(a)(31)(B) of the Code, and such payment is made before payment otherwise begins. Such single sum shall be paid as soon as administratively feasible after the amount otherwise becomes distributable under the Plan."
9.Effective as of January 1, 2024, Section 8.6(d)(2) is removed in its entirety and replaced as follows:
"(2)Default Method of Payment. In the event of such an automatic distribution under (1) above (also referred to in Section 9.1(c)), if the Participant does not affirmatively make an election as to whether to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive such distribution directly in accordance with Section 9.3, then the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator."
10.Effective as of January 1, 2024, Section 9.1(c) of the Plan is removed in its entirety and replaced as follows:
"(b)Automatic Distributions. Any other provisions of the Plan to the contrary notwithstanding, any amount payable to a Participant under the Plan shall be paid in a single sum, provided that the value of the Participant's nonforfeitable benefit under the Plan, determined as of the date of distribution, does not exceed the amount set forth in Section 411(a)(11)(A) of the Code (including the value of a Participant's Rollover Account and other subaccounts specified in an Appendix attributable to rollover contributions), and such payment is made before payment otherwise begins. Such single sum shall be paid as soon as administratively feasible after the amount otherwise becomes distributable under the Plan."
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IN WITNESS WHEREOF, the Committee has caused this amendment to the Plan to be executed by its Chairperson this 7th day of December, 2023.

FIFTH THIRD BANK PENSION, 401(k), AND MEDICAL PLAN COMMITTEE

By: /s/Nancy C. Pinckney_____________

Name: Nancy C. Pinckney

Title: Chairperson of the Committee

EXHIBIT A
[see attached]

FIFTH THIRD BANCORP
401(k) SAVINGS PLAN
APPENDIX XXXV
Big Data LLC
1.Big Data Employee. For purposes of this Appendix, "Big Data Employee" means an individual who immediately prior to the acquisition of Big Data LLC ("Big Data") was employed by Big Data and became an "Employee" on May 13, 2023.
2.Past Service Credit. Each Big Data Employee shall be credited with Service under Section 2.55(a)(5) of the Plan for his or her service with Big Data. Such service shall be determined under rules comparable to those under Section 2.55(a)(1), (2) and (3). Such service shall be taken into account in determining Eligibility Service and Vesting Service.

EXHIBIT B
[see attached]

FIFTH THIRD BANCORP
401(k) SAVINGS PLAN
APPENDIX XXXVI
Rize Money, Inc.
1.Rize Money Employee. For purposes of this Appendix, "Rize Money Employee" means an individual who immediately prior to the acquisition of Rize Money, Inc. ("Rize Money") was employed by Rize Money and became an "Employee" on May 9, 2023.
2.Past Service Credit. Each Rize Money Employee shall be credited with Service under Section 2.55(a)(5) of the Plan for his or her service with Rize Money. Such service shall be determined under rules comparable to those under Section 2.55(a)(1), (2) and (3). Such service shall be taken into account in determining Eligibility Service and Vesting Service.